LIMITED POWER OF ATTORNEY
                          For Executing Forms 3, 4 and 5

         KNOW ALL BY THESE PRESENTS that the undersigned hereby constitutes and appoints each of Heidi Hoefler, Laurie Russell, and Tracy DiRienzo, signing singly, her true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned Forms 3, 4 and 5, and amendments thereto, in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, or amendment thereto, and the filing of such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or her substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934, as amended.

         The undersigned acknowledges that this power-of-attorney applies to the filing of Forms 3, 4, or 5 with respect to the undersigned's holdings of and transactions in the following funds:

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   Columbia Management Multi-Strategy Hedge Fund, LLC
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         This power-of-attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Funds, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

         IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of November, 2004.

/S/ALAN BROTT                                     Alan Brott
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   Alan Brott                                      Print Name
   Signature